UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2006

DUKE ENERGY CORPORATION

CINERGY CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (A Delaware Corporation) 526 South Church Street Charlotte, North Carolina 28202 (704) 594-6200	20-2777218

1-11377	CINERGY CORP. (A Delaware Corporation) 139 East Fourth Street Cincinnati, Ohio 45202 (513) 421-9500	31-1385023

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On June 26, 2006, Cinergy Capital & Trading, Inc., a subsidiary of the registrants, as seller, and Fortis Bank, S.A./N.V., a Belgian corporation, as buyer, entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with respect to the sale of 100% of the partnership interests in Cinergy Marketing & Trading, LP, 100% of the outstanding shares of Cinergy Canada, Inc. and associated contracts managed by these companies (including transactions for the purchase and sale of electric energy and capacity, other commodities and/or related products, transactions providing for physical delivery and/or transactions for financial settlement) for the base purchase price of US$210 million. In addition, Fortis will pay an amount equal to the value of the portfolio of contracts and net working capital associated with the businesses. Both the portfolio value and net working capital will be determined at closing and are subject to market and operating changes up until that time. The sale is subject to Federal Energy Regulatory Commission and Federal Reserve Board approvals, as well as Canadian regulatory approvals, and is anticipated to close in approximately 90 days.

A copy of the Purchase and Sale Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.              Regulation FD Disclosure.

On June 27, 2006, Duke Energy Corporation issued a press release announcing the execution of the agreement. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

10.1                              Purchase and Sale Agreement by and among Cinergy Capital & Trading, Inc., as Seller, and Fortis Bank, S.A./N.V., as Buyer, dated as of June 26, 2006

99.1                              Press Release issued by Duke Energy Corporation on June 27, 2006

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: June 30, 2006	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Vice President and Controller

CINERGY CORP.

Date: June 30, 2006	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Chief Financial Officer and Controller

EXHIBIT INDEX

Exhibit	Description
10.1	Purchase and Sale Agreement by and among Cinergy Capital & Trading, Inc., as Seller, and Fortis Bank, S.A./N.V., as Buyer, dated as of June 26, 2006

99.1	Press Release issued by Duke Energy Corporation on June 27, 2006